                                                                     Exhibit 4.3

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "AGREEMENT") is dated as of February 14, 2001 and entered into by and among GOLF TRUST OF AMERICA, INC., a Maryland corporation (the "COMPANY"), Golf Legends Ltd., Inc. and Legends of Virginia LC (each, a "LEGENDS OP UNITHOLDER" and collectively, the "LEGENDS OP UNITHOLDERS"), Golf Trust of America, L.P., a Delaware limited partnership (the "Partnership") and GTA GP, Inc., a Maryland Corporation.

         THE PARTIES ENTER THIS AGREEMENT ON THE BASIS OF THE FOLLOWING FACTS, UNDERSTANDINGS AND INTENTIONS:

         A. Legends Golf Holding, LLC., a Delaware limited liability company, an affiliate of the Legends OP Unitholders, has entered into a Purchase and Sale Agreement (the "LEGENDS PURCHASE AGREEMENT") dated as of February 14, 2001 with the Partnership pursuant to which Holdings shall purchase from the Partnership certain golf courses described therein, subject to the terms and conditions set forth therein.

         B. The Company presently intends to seek the approval of its shareholders for the adoption of a plan of liquidation or dissolution (the "COMPANY PLAN OF LIQUIDATION") pursuant to which the Company shall sell substantially all of its assets, pay or provide for the payment of its liabilities, wind up its operations, file articles of dissolution, and terminate its existence (such transactions being the "LIQUIDATION").

         C. In connection with the Company Plan of Liquidation, the Company shall seek to liquidate or dissolve the Partnership, or to otherwise sell substantially all of the Partnership's assets.

         D. Concurrently herewith, the Legends OP Unitholders and the Partnership have entered into a Second Amendment and Consent dated as of the date hereof, pursuant to which, among other things, such parties have consented to the liquidation or dissolution of the Partnership pursuant to or in furtherance of the Company Plan of Liquidation.

         E. Pursuant to this Agreement, the Legends OP Unitholders have agreed to vote any shares of the Company's common stock, par value of $.01 per share ("COMMON STOCK") that they receive in exchange for their units of limited partnership interest in the Partnership ("OP UNITS") in favor of the Company Plan of Liquidation and the Liquidation (any shares of the Common Stock issued to any Legends OP Unitholder in exchange for such Legends OP Unitholder's OP Units being such Legends OP Unitholder's "SUBJECT SHARES").

         F. Pursuant to this Agreement, the Legends OP Unitholders have further agreed that, upon request by the Company, the Legends OP Unitholders will exercise their rights to convert their OP Units into shares of Common Stock.

         G. As a condition to its willingness to seek the consent of its holders of common shares to adopt the Company Plan of Liquidation, the Company has requested that the Legends OP Unitholders enter into this Agreement.


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

         G. The Legends OP Unitholders desire that the Company adopt the Company Plan of Liquidation and consummate the Liquidation.

         H. It is a condition precedent to the effectiveness of the Legends Purchase Agreement that the Legends OP Unitholders enter into this Agreement with the Company.

         NOW, THEREFORE, in accordance with the terms of the Legends Purchase Agreement, and to induce the Company to seek the consent of its holders of common shares to adopt the Company Plan of Liquidation and consummate the Liquidation, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         SECTION 1. AGREEMENT.

         1.1 VOTING OF SUBJECT SHARES. At any meeting of the stockholders of the Company called to vote upon the Company Plan of Liquidation and approve the Liquidation, at any annual meeting at which such matters are voted upon, and at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Company Plan of Liquidation or the Liquidation is sought, each Legends OP Unitholder shall vote (or cause to be voted) the Subject Shares of such Legends OP Unitholder in favor of the Company Plan of Liquidation, the Liquidation and the transactions contemplated thereby, including a proposal to permit the Company to adjourn such meeting if needed to solicit additional votes in favor of the Company Plan of Liquidation (the "ADJOURNMENT PROPOSAL").

         1.2 GRANT OF IRREVOCABLE PROXY; ATTORNEY-IN-FACT; APPOINTMENT OF PROXY.

                  1.2.1 Each Legends OP Unitholder hereby irrevocably grants to, and appoints W. Bradley Blair, II and Scott D. Peters, in their capacity as officers of the Company, and any individual who shall hereafter succeed to their respective offices of the Company, and each of them individually, such Legends OP Unitholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Legends OP Unitholder, to vote such Legends OP Unitholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of adoption of the Company Plan of Liquidation, the Liquidation and the transactions contemplated thereby, and the Adjournment Proposal.

                  1.2.2 Each Legends OP Unitholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the adoption by the Company of the Company Plan of Liquidation and the solicitation by the Company of its shareholders' consent thereto and to the Liquidation, and that such irrevocable proxy is given to secure the performance of the duties of the Legends OP Unitholders under this Agreement. Each Legends OP Unitholder hereby further affirms that the irrevocable proxy is coupled with an interest, and may under no circumstances be revoked. Each Legends OP Unitholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

         1.3 NO INCONSISTENT ACTIONS. Each Legends OP Unitholder shall not, nor shall it permit any of its directors, officers, partners, employees or agents or any investment banker, attorney or other adviser or representative of such Legends OP Unitholder to, directly or indirectly, cause any of the representations set forth in Section 2 hereof to become untrue.

         1.4 CONVERSION OF OP UNITS. Not more than two days after receipt of a written request from the Company, each Legends OP Unitholder will exercise its rights to convert its OP Units into shares of Common Stock, PROVIDED that the Company's request and the rights and obligations of the Legends OP Unitholders shall be subject to any and all applicable limitations of applicable law and the governing documents of the Company and the Partnership, as they may be amended from time to time. Such conversion shall be for shares of Common Stock only and, in connection therewith, neither the Company, nor the Partnership, nor the General Partner of the Partnership shall have any rights, notwithstanding any provisions of the governing documents of the Company and/or the Partnership to the contrary, to elect to purchase such OP Units for cash.

         1.5 LIMITATION ON PROXY. Anything herein to the contrary notwithstanding, the agreement to vote and proxy granted herein shall be limited to a vote of the Subject Shares on the Company Plan of Liquidation and the related Liquidation and the transactions contemplated thereby and the Adjournment Proposal and shall not obligate the Legends OP Unitholders to vote, nor constitute a grant of a proxy with respect to, the Subject Shares with respect to any other matter presented for a vote of the stockholders of the Company.

         1.6 TERMINATION OF PROXY. The agreement to vote and proxy granted herein shall terminate: (a) 120 days after the date of (i) a determination by the Board of Directors of the Company not to submit the Company Plan of Liquidation to the Company's stockholders for approval or (ii) a vote by the stockholders of the Company at any meeting at which the Company Plan of Liquidation was voted upon and not approved (but shall continue in full force and effect until the end of such 120 day period, including for purposes of voting on the Company Plan of Liquidation at any meeting of the stockholders of the Company following the meeting at which the Company Plan of Liquidation was voted on and not approved); or (b) upon termination of the Legends Purchase Agreement by Legends Golf Holding, LLC as a result of Golf Trust of America L.P. being in material breach of the Legends Purchase Agreement (after notice and a reasonable opportunity to cure to the extent provided in the Legends Purchase Agreement) that will cause irreparable harm to Legends Golf Holding, LLC or the Legends OP Unitholders, as determined by a final judicial order by a court of proper jurisdiction.

         SECTION 2. LEGENDS OP UNITHOLDERS' REPRESENTATIONS AND WARRANTIES

         In order to induce the Company to enter into this Agreement, each Legends OP Unitholder, severally and not jointly, represents and warrants to the Company that the following statements with respect to such Legends OP Unitholder and no other Legends OP Unitholder are true, correct and complete.

         2.1 POWER AND AUTHORITY. Each Legends OP Unitholder that is a corporation, partnership or trust has all requisite corporate, partnership or trust power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         2.2 AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement have been duly authorized by all necessary corporate, partnership or trust action on


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

the part of each Legends OP Unitholder that is a corporation, partnership or trust. This Agreement has been duly executed and delivered by each Legends OP Unitholder.

         2.3 NO CONFLICT. The execution and delivery of this Agreement by each Legends OP Unitholder does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon such Legends OP Unitholder, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the OP Units owned by such Legends OP Unitholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Legends OP Unitholder is a party or by which Legends OP Unitholder or the OP Units owned by such Legends OP Unitholder are bound or affected.

         2.4 BINDING OBLIGATION. This Agreement is the legally valid and binding obligation of each Legends OP Unitholder, enforceable against such Legends OP Unitholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         2.5 OP UNITS. Each Limited Partner is the legal and beneficial owner of the number of units of each class or series of OP Units set forth opposite its name on ANNEX I hereto, free and clear of any liens or encumbrances whatsoever, except those which impose no restrictions on such Legends OP Unitholder's right to vote such OP Units or any Subject Shares received in exchange for such OP Units. Each Legends OP Unitholder has the sole right to vote its OP Units and any Subject Shares received in exchange for such OP Units, and none of the OP Units owned by such Legends OP Unitholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such OP Units or any Subject Shares received in exchange for such OP Units, except this Agreement. Each Legends OP Unitholder represents and warrants that any proxies heretofore given in respect of the OP Units owned by such Legends OP Unitholder or any Subject Shares received in exchange for such OP Units are revocable, and that all such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) concurrently with the execution and delivery of this Agreement.

         SECTION 3. TRANSFER OF OP UNITS AND SUBJECT SHARES; ADDITIONAL SHARES.

         Each Legends OP Unitholder agrees that this Agreement and the obligations hereunder shall attach to the OP Units of such Legends OP Unitholder and any Subject Shares received in exchange for such OP Units and shall be binding upon any person or entity to which legal or beneficial ownership of any such OP Units or Subject Shares shall pass, whether by operation of law or otherwise, including such Legends OP Unitholder's successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Partnership or the Company affecting the OP Units or the Common Stock, respectively, or the acquisition of additional OP Units or shares of the Common Stock by any

Legends OP Unitholder, the obligations hereunder shall attach to any additional OP Units or shares of the Common Stock issued to or acquired by such Legends OP Unitholder.

         SECTION 4. MISCELLANEOUS.

         4.1 AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

         4.2 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Legends OP Unitholders, on the one hand, without the prior written consent of the Company, nor by the Company, on the other hand, without the prior written consent of the Legends OP Unitholders, except that the Company may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of the Company and to any liquidating trust formed by the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         4.3 FURTHER ASSURANCES. Each Legends OP Unitholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         4.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the addresses for each party set forth below its name on the signature pages hereof, or to such other address as such party shall have notified the other party hereof.

         4.5 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         4.6 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         4.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         4.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by the Company and the Legends OP Unitholders

         4.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                            [Signature page follows.]




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


         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.

                                 "COMPANY"
                                 GOLF TRUST OF AMERICA, INC.


                                 By:      /s/ W. Bradley Blair, II
                                 Title:   Chief Executive Officer and President

                                 "LEGENDS OP UNITHOLDER"
                                 GOLF LEGENDS LTD., INC.


                                 By:     /s/  Larry D. Young
                                 Title:  President



                                 "LEGENDS OP UNITHOLDER"
                                 LEGENDS OF VIRGINIA LC

                                 By:     /s/ Larry D. Young
                                 Title:  President



                                 "PARTNERSHIP"
                                 GOLF TRUST OF AMERICA, L.P.

                                 By:      /s/ W. Bradley Blair, II
                                 Title:   Chief Executive Officer and President



                                 GTA GP, INC.

                                 By:      /s/ W. Bradley Blair, II
                                 Title:   Chief Executive Officer and President

                                     ANNEX I
                     TABLE OF LIMITED PARTNERSHIP INTERESTS


-----------------------------------------------------------------
            NAME OF PARTNER                    COMMON UNITS
-----------------------------------------------------------------
Golf Legends Ltd., Inc.                           3,128,669
-----------------------------------------------------------------
Legends of Virginia LC                              598,187
-----------------------------------------------------------------
                 TOTAL:                           3,726,856
-----------------------------------------------------------------